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                                                                    EXHIBIT 10.1

                              TERMINATION AGREEMENT

      THIS TERMINATION AGREEMENT (this "Agreement") is entered into as of the 1st day of November, 2005 by and among George L. Chelius and Eric Epperson, not in their individual capacities but solely in their capacities as Executors (the "Representatives") of the will and estate of Alan James pursuant to Letters Testamentary (Case Number 050290219), dated February 17, 2005, issued by the Circuit Court of the State of Oregon for the County of Multnomah and, to the extent provided in Section 3.12 of the Settlement Agreement referred to below, as Trustees of the Trust referred to in Section 3.12 of the Settlement Agreement, William A. Furman and The Greenbrier Companies, Inc., a Delaware corporation ("Greenbrier").

      WHEREAS, the parties to this Agreement have entered into a certain Settlement Agreement dated as of April 20, 2005 (the "Settlement Agreement") which provides for a certain right of first refusal, referred to in the Settlement Agreement as the "New ROFR," with respect to the sale by the Representatives of shares of Common Stock of Greenbrier; and

      WHEREAS, the parties to this Agreement desire to terminate the New ROFR;

      NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree that: (a) the provisions of the New ROFR, as provided in Section 1.4.3 of the Settlement Agreement, are hereby terminated and shall cease to be of any force and effect; and (b) except as expressly provided herein to the contrary, the Settlement Agreement remains in full force and effect and is unmodified.

      IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the day and year first above written.



THE GREENBRIER COMPANIES, INC.



/s/ William A. Furman                        /s/ George L. Chelius
-------------------------------------------  -----------------------------------
By:    William A. Furman                     George L. Chelius, in his capacity
Title: President and Chief Executive         as Executor of the Will and Estate
       Officer                               of Alan James and as Trustee of one
                                             or more Trusts referred to in
                                             Section 3.12 of the Settlement
                                             Agreement

/s/ William A. Furman                        /s/ Eric Epperson
-------------------------------------------  -----------------------------------
William A. Furman, in his capacity as an     Eric Epperson, in his capacity as
individual                                   Executor of the Will and Estate of
                                             Alan James and as Trustee of one or
                                             more Trusts referred to in Section
                                             3.12 of the Settlement Agreement